UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

LVB ACQUISITION, INC.

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware Indiana	000-54505 001-15601	26-0499682 35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.07 below is incorporated by reference to this Item 5.02.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 26, 2012, LVB Acquisition Holding, LLC, as the holder of more than 80% of the issued and outstanding shares of common stock of LVB Acquisition, Inc. (“Parent”), executed a written consent in lieu of the annual meeting of the shareholders pursuant to which all of the directors of Parent were removed from the board of directors (the “Parent Board”) and a new slate of directors was elected, in each case effective 20 calendar days after the distribution by Parent of its Schedule 14C Definitive Information Statement with respect to such written consent in lieu of an annual meeting (the “Information Statement”). The Information Statement was mailed to the shareholders of record on October 26, 2012. All of the existing directors of Parent were re-elected pursuant to such written consent, with the exception of Todd Sisitsky, who was replaced on the Parent Board by Jeffrey K. Rhodes. Mr. Rhodes, 37, has been a Principal of TPG Global, LLC since 2005 and serves on the board of directors of Immucor, Inc., IMS Health, Surgical Care Affiliates and Par Pharmaceutical Companies. Pursuant to the Amended and Restated Limited Liability Company Operating Agreement of LVB Acquisition Holding, LLC, TPG has the right to nominate two directors to the Parent Board and to the board of directors of Biomet, Inc. (the “Company”).

Also on October 26, 2012, Parent executed a written consent in lieu of the annual meeting of the sole shareholder of the Company, pursuant to which the board of directors of the Company was replaced with the identical slate of directors elected to the Parent Board, effective 20 calendar days after the distribution by Parent of the Information Statement.

We currently expect Mr. Rhodes to be named to the Audit Committee of Parent and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: October 29, 2012

LVB ACQUISITION, INC.

/s/ Daniel P. Florin
By:	Daniel P. Florin
Its:	Senior Vice President and Chief Financial Officer

BIOMET, INC.

/s/ Daniel P. Florin
By:	Daniel P. Florin
Its:	Senior Vice President and Chief Financial Officer